NEWS FROM LAKE CITY BANK
FOR IMMEDIATE RELEASE

Contact
Mary Horan
Director of Marketing and Public Relations
574 371-9280 office
574 377-9150 mobile
mary.horan@lakecitybank.com

Lake City Bank and Lakeland Financial Corporation Announce Promotion of Kristin L. Pruitt to President
Warsaw, Indiana (May 10, 2023) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), and Lake City Bank today announced that Kristin L. Pruitt has been promoted to President of both organizations and will join their respective boards of directors. She joined the company in 2008 as Senior Vice President and General Counsel, was promoted to Executive Vice President in 2014, and to Chief Administrative Officer in in 2019.

David M. Findlay, Chief Executive Officer of both organizations, commented, “Kristin has proven to be an impactful leader during her career at Lake City Bank. From day one, she’s brought a practical and thoughtful approach to leadership that exemplifies the Lake City Bank culture.”

Pruitt added, “The Lake City Bank team has a performance track record that I am proud to have played a role in over the last 15 years. We have great talent throughout the organization that positions us for success as we continue our growth in the Indiana markets we serve. I look forward to working with David and the strong team of community bankers we have at Lake City Bank as we move the bank forward.”

Findlay continued, “Kristin has been a wonderful partner for me and every member of our management team and we’re excited to continue to work together to lead this great organization. This long-planned move is a further affirmation of the strength and depth of our team.”

Pruitt will continue her present oversight of risk management, compliance, corporate governance, legal, people development, operations, marketing, and corporate and institutional services. In addition, she will become more directly involved with the company’s investor and public relations initiatives as well as client and community engagement activities. Pruitt has a bachelor’s degree cum laude from the University of Notre Dame and a juris doctor degree magna cum laude from Case Western Reserve University School of Law. Before joining Lake City Bank, she served as Assistant General Counsel and Chief Compliance Officer for 1st Source Bank in South Bend, Indiana. Previously she practiced law with Skadden, Arps, Slate, Meagher & Flom in Washington, DC and with Baker and Daniels in South Bend, Indiana.

Lake City Bank, a $6.4 billion bank headquartered in Warsaw, Indiana, is the sixth largest bank headquartered in the state, and the largest bank 100% invested in Indiana. Lake City Bank operates 53 branch offices in northern and central Indiana, delivering technology-driven solutions in a client-centric way to individuals and businesses. The bank is the single bank subsidiary of Lakeland Financial Corporation (Nasdaq Global Select/LKFN). For more information visit lakecitybank.com.

This document contains, and future oral and written statements of the company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “continue,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. The company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and, accordingly, the reader is cautioned not to place undue reliance on any forward-looking statements made by the company. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. Numerous factors could cause the company’s actual results to differ from those reflected in forward-looking statements, including the effects of the COVID-19 pandemic, including its effects on our customers, local economic conditions, our operations and vendors, and the responses of federal, state and local governmental authorities, as well as those identified in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q.

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